Exhibit 99.1
Performant Financial Corporation Announces Financial Results for First Quarter 2024
Plantation, FL., May 7, 2024 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of healthcare payment integrity services, today reported the following financial results for its first quarter ended March 31, 2024:

First Quarter Financial Highlights

•Healthcare revenues of $25.8 million, compared to $22.9 million in the prior year period, an increase of approximately 13%.
•Total revenues of $27.3 million, compared to total revenues of $25.7 million in the prior year period.
•Net loss of $4.0 million, or $(0.05) per diluted share, compared to net loss of $4.2 million, or $(0.06) per diluted share, in the prior year period.
•Adjusted net loss was $3.0 million, or $(0.04) per diluted share, compared to adjusted net loss of $3.6 million, or $(0.05) per diluted share, in the prior year period.
•Adjusted EBITDA of $(1.2) million, compared to $(1.7) million in the prior year period.
First Quarter 2024 Results
Healthcare revenues in the first quarter of 2024 were $25.8 million, an increase of approximately 13% from $22.9 million in the prior year period. Total revenues in the first quarter were $27.3 million, an increase from total revenues of $25.7 million in the prior year period. Within healthcare, claims-based services revenue in the first quarter of 2024 was $12.4 million, while revenue from eligibility-based services in the first quarter was $13.4 million.
“Our healthcare revenue enjoyed strong double-digit year over year growth to start the year, which we believe demonstrates the performance of our commercial client growth strategy," stated Simeon Kohl, CEO of Performant. "Building upon our 2023 implementations, we implemented 10 commercial programs in the first quarter estimated to contribute $5-6 million in revenue at annualized steady-state. We are also pleased with the cadence of how RAC Region 2 is scaling in support of growth in our government side of the business. In April, we were excited to announce we acquired AI technology from RecordsOne, our first acquisition since becoming a pure-play healthcare company in 2021. The RecordsOne technology uses AI and natural language processing to plug into our audit workflow to improve prioritization and speed of medical claim reviews. Our commitment to innovation and efficiency gains is solidified by this acquisition as we continue to pursue long-term growth. We continue to feel confident in our growth strategy anchored by our client centric culture and technology enabled approach." Kohl further remarked.
Revenues from our customer care / outsourced services in the first quarter were $1.5 million, down from $2.8 million in the prior year period.
Net loss for the first quarter was $4.0 million, or $(0.05) per diluted share, compared to a net loss of $4.2 million, or $(0.06) per diluted share, in the prior year period. Adjusted net loss for the first quarter was $3.0 million, or $(0.04) per share on a diluted basis, compared to adjusted net loss of $3.6 million, or $(0.05) per diluted share, in the prior year period. Adjusted EBITDA for the first quarter was $(1.2) million as compared to $(1.7) million in the prior year period.
“The RecordsOne technology asset acquisition, plus strong financial and operational results in the first quarter, are encouraging for our longer term growth strategy,” said Rohit Ramchandani, Chief Financial Officer. “Our 2024 growth targets for both revenue and profitability are still on target. We are reiterating our expectation that 2024 healthcare revenues will be in the range of $117 million to $122 million, total Company revenues to be in the range of $124 million to $129 million, and adjusted EBITDA in the range of $4 million to $5 million. The acquisition of technology from RecordsOne fits into our larger project Turing initiative with the aim of furthering scale and efficiency. We believe we successfully structured this deal to fit within our capital means, between cash on hand and our current credit facility with Wells Fargo, without sacrificing our ability to continue organic growth opportunities. We remain confident in our overall strategic and growth goals." Ramchandani further commented.

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax, and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In regard to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, impacts associated with interest expense, and depreciation and amortization expenses.
Earnings Conference Call
The Company will hold a conference call to discuss its first quarter 2024 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. To dial into the call you can dial 877-737-7051 or 201-689-8878 or preregister through the below link. After registering, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.
https://services.incommconferencing.com/DiamondPassRegistration/register?confirmationNumber=13745649&linkSecurityString=1ca8df3d4b
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13745649. The telephonic replay will be available approximately three hours after the call, through May 14, 2024.
About Performant Healthcare Solutions
Performant supports healthcare payers in identifying, preventing, and recovering waste and improper payments by leveraging advanced technology, analytics and proprietary data assets. Performant works with leading national and regional healthcare payers to provide eligibility-based, also known as coordination-of-benefits (COB) services, as well as claims-based services, which includes the audit and identification of improperly paid claims. Performant is a leading provider of these services in both government and commercial healthcare markets. Performant also provides advanced reporting capabilities, support services, customer care, and stakeholder training programs designed to mitigate future instances of improper payments.
To learn more, please visit http://www.performanthealth.com

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), adjusted EBITDA in 2024 and beyond, our commercial client growth strategy, our estimated revenue from commercial programs implemented in the first quarter, and the expected benefits of the RecordsOne technology asset acquisition. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; many of the Company’s customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the impact of public health pandemics such as COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the impacts of a failure of the Company’s operating systems or technology infrastructure or those of third-party vendors and subcontractors; the impacts of a cybersecurity breach or related incident to the Company or any of the Company’s third-party vendors and subcontractors; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to maintain, protect and enhance its intellectual property; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.
More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2023 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Jon Bozzuto
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,788	$7,252
Restricted cash	—	81
Trade accounts receivable, net of allowance for credit losses	14,283	17,584
Contract assets	11,879	10,879
Prepaid expenses and other current assets	4,131	3,651
Income tax receivable	—	335
Total current assets	34,081	39,782
Property, equipment, and software, net	15,664	9,724
Goodwill	47,372	47,372
Debt issuance costs	588	631
Right-of-use assets	790	531
Other assets	743	990
Total assets	$99,238	$99,030
Liabilities and Stockholders’ Equity
Current liabilities:
Accrued salaries and benefits	6,074	7,924
Accounts payable	2,151	727
Other current liabilities	2,103	2,385
Contract liabilities	492	493
Estimated liability for appeals and disputes	591	601
Deferred asset acquisition payments	708	—
Lease liabilities	281	250
Total current liabilities	12,400	12,380
Long-term loan payable, net of current portion and unamortized debt issuance costs of $0 and $0, respectively	5,000	5,000
Deferred asset acquisition payments	3,010	—
Lease liabilities	525	295
Other liabilities	656	648
Total liabilities	21,591	18,323
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2024 and December 31, 2023 respectively; issued and outstanding 76,920 and 76,920 shares at March 31, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	146,958	146,001
Accumulated deficit	(69,319)	(65,302)
Total stockholders’ equity	77,647	80,707
Total liabilities and stockholders’ equity	$99,238	$99,030

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues	$27,334	$25,729
Operating expenses:
Salaries and benefits	23,221	22,449
Other operating expenses	8,034	7,069
Total operating expenses	31,255	29,518
Loss from operations	(3,921)	(3,789)
Gain on sale of certain recovery contracts	—	3
Interest expense	(186)	(414)
Interest income	106	—
Loss before provision for income taxes	(4,001)	(4,200)
Provision for income taxes	16	21
Net loss	$(4,017)	$(4,221)
Net loss per share
Basic	$(0.05)	$(0.06)
Diluted	$(0.05)	$(0.06)
Weighted average shares
Basic	76,920	75,505
Diluted	76,920	75,505

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,017)	$(4,221)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of assets	29	32
Depreciation and amortization	1,398	1,247
Right-of-use assets amortization	108	1,263
Stock-based compensation	957	798
Interest expense from debt issuance costs	58	35
Gain on sale of certain recovery contracts	—	(3)
Changes in operating assets and liabilities:
Trade accounts receivable	3,301	158
Contract assets	(1,000)	2,467
Prepaid expenses and other current assets	(480)	42
Income tax receivable	335	40
Other assets	325	(194)
Accrued salaries and benefits	(1,850)	(1,120)
Accounts payable	1,424	(291)
Contract liabilities and other current liabilities	(365)	(673)
Estimated liability for appeals and disputes	(10)	(243)
Lease liabilities	(106)	(1,492)
Other liabilities	7	6
Net cash provided by (used in) operating activities	121	(2,149)
Cash flows from investing activities:
Purchase of property, equipment, and software	(3,652)	(909)
Proceeds from sale of certain recovery contracts	—	3
Net cash used in investing activities	(3,652)	(906)
Cash flows from financing activities:
Repayment of long-term loan payable	—	(7,750)
Debt issuance costs paid	(14)	(244)
Net cash used in financing activities	(14)	(7,994)
Net decrease in cash, cash equivalents and restricted cash	(3,545)	(11,049)
Cash, cash equivalents and restricted cash at beginning of period	7,333	23,465
Cash, cash equivalents and restricted cash at end of period	$3,788	$12,416
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$3,788	$12,335
Restricted cash	—	81
Total cash, cash equivalents and restricted cash at end of period	$3,788	$12,416
Non-cash investing activities:
Deferred asset acquisition payments	$3,718	$—
Supplemental disclosures of cash flow information:
Cash (received) paid for income taxes	$(304)	$5
Cash paid for interest	$127	$582

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Adjusted EBITDA:
Net income (loss)	$(4,017)	$(4,221)
Provision for income taxes	16	21
Interest expense (1)	186	414
Interest income	(106)	—
Stock-based compensation	957	798
Depreciation and amortization	1,398	1,247
Severance expenses (3)	336	63
Other	—	(1)
Adjusted EBITDA	$(1,230)	$(1,679)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(4,017)	$(4,221)
Stock-based compensation	957	798
Amortization of debt issuance costs (2)	58	35
Severance expenses (3)	336	63
Other	—	(1)
Tax adjustments (4)	(372)	(246)
Adjusted net income (loss)	$(3,038)	$(3,572)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(4,017)	$(4,221)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	979	649
Adjusted net income (loss)	$(3,038)	$(3,572)
Adjusted net income (loss) per diluted share	$(0.04)	$(0.05)
Diluted average shares outstanding	76,920	75,505
(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of debt issuance costs related to our Credit Agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(4)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Quarterly and Annual Revenues
(In thousands)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the contribution breakdowns of our healthcare revenue results for the three months ended March 31, 2024, and for the years ended December 31, 2023 and 2022:

Three Months Ended
March 31, 2024
(in thousands)
Eligibility-based	$13,388
Claims-based	12,412
Healthcare Total	25,800
Customer Care / Outsourced Services	1,534
Total	$27,334

	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
	(in thousands)
Eligibility-based	$12,480	$14,131	$18,165	$16,403	$61,179
Claims-based	10,412	9,798	10,325	14,730	45,265
Healthcare Total	22,892	23,929	28,490	31,133	106,444
Recovery	19	14		—	33
Customer Care / Outsourced Services	2,818	1,542	1,472	1,434	7,266
Total	$25,729	$25,485	$29,962	$32,567	$113,743

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184